Exhibit 99.1

June 2016 & Filed by Envision Healthcare Holdings, Inc. Pursuant to Rule 425 under the Securities Act of 1933, as amended and deemed filed pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended Subject Company: Envision Healthcare Holdings, Inc. Commission File No. 001-36048

2 INFORMATION RELATED TO THIS COMMUNICATION No Offer or Solicitation / Additional Information and Where to Find It This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed business combination between Envision Healthcare Holdings, Inc. (“Envision”) and AmSurg Corp. (“AMSURG”) or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The proposed business combination between Envision and AMSURG will be submitted to their respective shareholders for consideration. AMSURG will cause its newly formed, wholly owned subsidiary, New Amethyst Corp. (“New Amethyst”), to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will constitute a prospectus of New Amethyst and a joint proxy statement of Envision and AMSURG. Envision and AMSURG will deliver the joint proxy statement/prospectus to their respective shareholders as required by applicable law. This communication is not a substitute for any prospectus, proxy statement or any other document that may be filed with the SEC in connection with the proposed business combination. Investors and shareholders are urged to read carefully and in their entirety the joint proxy statement/prospectus and any other relevant documents that will be filed with the SEC when they become available because they will contain important information about the proposed business combination and related matters. Investors and shareholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about Envision, AMSURG and New Amethyst, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Envision and AMSURG make available free of charge at www.evhc.net and www.amsurg.com, respectively (in the “Investors” section), copies of materials they file with, or furnish to, the SEC. Participants in The Merger Solicitation Envision, AMSURG and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Envision and AMSURG in connection with the proposed business combination. Information about the directors and executive officers of Envision is set forth in its proxy statement for its 2016 annual meeting of shareholders filed with the SEC on March 23, 2016. Information about the directors and executive officers of AMSURG is set forth in its proxy statement for its 2016 annual meeting of shareholders filed with the SEC on April 22, 2016 and its Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 25, 2016. These documents can be obtained free of charge from the sources indicated above. Other information regarding those persons who are, under the rules of the SEC, participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

3 Forward-Looking Statements Certain statements and information in this presentation may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to Envision’s and AMSURG’s objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that Envision and AMSURG intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by Envision’s and AMSURG’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. Any forward-looking statements in this presentation are made as of the date hereof, and Envision and AMSURG undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports that Envision and AMSURG have filed with the SEC; (ii) general economic, market, or business conditions; (iii) risks associated with the ability to consummate the business combination between Envision and AMSURG and the timing of the closing of the business combination; (iv) the ability to successfully integrate Envision’s and AMSURG’s operations and employees; (v) the ability to realize anticipated benefits and synergies of the business combination; (vi) the potential impact of announcement of the business combination or consummation of the transaction on relationships, including with employees, customers and competitors; and (vii) other circumstances beyond Envision’s and AMSURG’s control. Refer to the section entitled “Risk Factors” in Envision’s and AMSURG’s annual and quarterly reports for a discussion of important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements. Non-GAAP Financial Information This presentation includes certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Unlevered Free Cash Flow and Pro Forma Net Debt. The items excluded from these non-GAAP measures are important in understanding Envision’s and AMSURG’s financial performance, and any non-GAAP measures presented should not be considered in isolation of, or as an alternative to, GAAP financial measures. Since these non-GAAP financial measures are not measures determined in accordance with GAAP, have no standardized meaning prescribed by GAAP and are susceptible to varying calculations, these measures, as presented, may not be comparable to other similarly titled measures of other companies. Adjusted EBITDA of Envision is defined as net income (loss) before equity in earnings of unconsolidated subsidiary, income tax benefit (expense), loss on early debt extinguishment, other income (expense), net, realized gains (losses) on investments, interest expense, net, equity-based compensation expense, transaction costs related to acquisition activities, restructuring and other charges, adjustment to net loss (income) attributable to non-controlling interest due to deferred taxes, and depreciation and amortization expense. Adjusted EBITDA of AMSURG is defined as earnings before interest expense, net, income taxes, depreciation, amortization, share-based compensation, transaction costs, changes in contingent purchase price consideration, gain or loss on deconsolidations and discontinued operations. Except for purposes of calculating leverage ratios, Adjusted EBITDA does not include pro forma results for completed acquisitions. Unlevered Free Cash Flow for Envision and AMSURG is defined as cash flow from operations less capital expenditures, less distributions to minority interests, plus cash interest expense, plus restructuring/other charges and transaction costs. Pro Forma Net Debt for Envision and AMSURG is defined as long-term debt and capital lease obligations less cash and cash-equivalents. Adjusted Earnings per Share is defined as diluted earnings per share adjusted for amortization expense, equity-based compensation expense, restructuring and other charges, severance and related costs, loss on early debt extinguishment and transaction costs related to acquisition activities, net of estimated tax benefit. FORWARD-LOOKING STATEMENTS AND NON-GAAP FINANCIAL INFORMATION

PROPOSED MERGER CREATES A NATIONWIDE HEALTHCARE SERVICES ORGANIZATION

Envision HEALTHCARE

William A. Sanger
Executive Chairman
(current Chairman, President and CEO of Envision)

AMSURG

Christopher A. Holden
President and Chief Executive Officer
(current President and CEO of AMSURG)

Differentiated suite of solutions and national scale…

…advancing partnership with systems, payors and patients…

…driving significant growth across segments…

…creating significant value for all shareholders

$8.5 billion
Combined LTM Net Revenue[1]

$1.1 billion
Combined LTM Adjusted EBITDA[1][2]

$720 million
Combined LTM Unlevered Free Cash Flow[1][3]

$100 million
Expected Combined Synergies

Accretive in 2017
Double-digit accretion in 2018[4]

Source: Company filings, investor presentations, management estimates, and FactSet market data.
(1) LTM as of 3/31/2016. Does not include expected synergies from this transaction. Does not include pro forma results for completed acquisitions.
(2) Adjusted EBITDA is defined above under "Non-GAAP Financial Information".
(3) Unlevered Free Cash Flow is defined above under "Non-GAAP Financial Information".
(4) Accretive to the two combined companies' Adjusted Earnings Per Share. Adjusted Earnings Per Share is defined above under "Non-GAAP Financial Information."

Envision HEALTHCARE AMSURG
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5 Notes: (1) LTM Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA. For purposes of calculating leverage ratios, Adjusted EBITDA for each of Envision and AMSURG includes pre-acquisition Adjusted EBITDA of certain acquired companies. Also includes 50% of expected cost synergies from this transaction. (2) Adjusted Earnings per Share is defined above under “Non-GAAP Financial Information”. Creating Significant value for all shareholders Accelerates Growth Across All Business Segments Highly fragmented $180 billion addressable markets Cross-selling of client base Expansion opportunities through service offerings to enhance organic growth and M&A Strong Cash Flow and Deleveraging Profile Pro Forma Net Debt / Adjusted EBITDA at close of 4.2x(1) Financially Compelling Expected to be accretive to Adjusted Earnings per Share(2) in 2017; double-digit accretive in 2018 $100 million of expected combined synergies Transformational Strategic Combination Highly differentiated suite of clinical solutions to support health systems, communities and payors Significantly diversified business mix across specialties, customers and geographies Broader continuum of patient care Well positioned for the changing healthcare landscape positioned for leadership and growth

6 Summary Terms of transaction All-stock, tax-free merger of equals transaction at a fixed exchange ratio of 0.334 AMSURG shares per Envision share Pro forma ownership split of 53% Envision / 47% AMSURG $100 million of run-rate synergies expected to be achieved in full over three years Approximately $50 million of cost synergies and $50 million of revenue synergies William A. Sanger to serve as Executive Chairman for one year, then will continue as Chairman for an additional two years Christopher A. Holden to serve as President and CEO 14 member board (evenly comprised of current Envision and AMSURG directors) Combined company to be named Envision Healthcare Corporation and expected to trade on the NYSE as “EVHC” Company headquarters in Greenwood Village, CO and Nashville, TN Pro Forma Net Debt / Adjusted EBITDA of 4.2x(1) Committed financing in place to refinance and optimize capital structure Expected close by year-end 2016 Shareholder approval required for both companies Subject to customary closing conditions including regulatory approvals Transaction Structure Ownership Synergies Corporate Information, Leadership and Governance Financing Timing - Approvals Notes: (1) LTM Net Debt to Adjusted EBITDA. For purposes of calculating leverage ratios, Adjusted EBITDA for each of Envision and AMSURG includes pre-acquisition Adjusted EBITDA of certain acquired companies. Also includes 50% of expected cost synergies from this transaction.

7 Refinancing to optimize Capital Structure New debt used to refinance existing debt and pay transactions fees: $1,010 million AMSURG credit facilities $250 million AMSURG 5.625% senior unsecured notes due 2020 $1,273 million Envision term loan B due 2018 Pro Forma capital structure: $1.0 Billion ABL No near-term maturities Allows de-levering through growth Facilitates continued M&A activities while maintaining manageable leverage JPMorgan and Barclays providing committed financing Cash $0.3 billion Total Secured Debt $3.0 billion Total Debt $5.7 billion Total Leverage (1) 4.4x Net Leverage (1) 4.2x Pro Forma Capitalization Source: Company filings. (1) LTM Total Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA. For purposes of calculating leverage ratios, Adjusted EBITDA for each of Envision and AMSURG includes pre-acquisition Adjusted EBITDA of certain acquired companies. Also includes 50% of expected cost synergies from this transaction.

COMBINATION OF TWO BEST-IN-CLASS PLATFORMS

	Envision HEALTHCARE **Headquarters: Greenwood Village, Colorado**	AMSURG **Headquarters: Nashville, Tennessee**
LTM Metrics (1)	• Market Capitalization (as of 6/14/16): \$5.4 billion • Net Revenue: \$5.8 billion • Adj. EBITDA: \$627 million • Employees: ~51,000	• Market Capitalization (as of 6/14/16): \$4.6 billion • Net Revenue: \$2.7 billion • Adj. EBITDA: \$519 million • Employees: ~12,400
Highlights	• ***Leading provider of physician-led clinical solutions and medical transportation*** • ***Over 900 EmCare contracts and over 245 AMR "911" contracts***	• ***Leading, physician-centric surgical center and physician services company*** • ***Operates 256 ASCs and provides physician services to over 540 contracts***
Complementary Service Offerings	• **EmCare:** facility-based physician services including emergency, hospitalist, anesthesia and surgery • **AMR:** medical transportation including "911" emergency response and non-emergency transport services for communities, healthcare facilities and payors • **Evolution Health:** specializes in physician-led, population management services in the post-acute, home, and mobile environment	• **Sheridan:** facility-based physician services including anesthesiology, radiology, neonatology and emergency • **Ambulatory Surgery Centers (ASCs):** operator of surgical facilities primarily providing high volume, lower-risk surgical procedures across multiple specialties, including gastroenterology, ophthalmology and orthopedics

Revenues by Business Unit(1)


Other 4%
Surgery 1%
Radiology 1%
Anesthesia 4%
Evolution 6%
ED/ Hospitalist 50%
Medical Transport 34%


Children's Svcs. 3%
Emergency 4%
Other 2%
Radiology 4%
ASC 46%
Anesthesia 39%

Envision HEALTHCARE | AMSURG

Source: Company filings as of 5/31/2016.
Note: (1) LTM as of 3/31/2016. Does not include expected synergies from this transaction. Does not include pro forma results for completed acquisitions. Adjusted EBITDA is defined above under "Non-GAAP Financial Information".

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Pursuit of Greater Scale and Scope Enhanced continuum of services and national footprint provides better options to partners Performance Excellence Specialization creates capabilities and infrastructure to support continued growth Local Relevance Creates value by delivering to systems, payors and patients integrated care across the patient continuum 9 transformational strategic combination MORE THAN 28.6 MM PATIENT ENCOUNTERS ACROSS BRANDS 18.0 mm Patient Encounters 1.7 mm Procedures 3.6 mm Transports 5.3 mm Patient Encounters Shared Vision: To Be The Most Trusted Strategic Partner For Providers, Health Systems, Communities And Payors In The Common Pursuit Of Delivering The Highest Quality Of Care For The Patients We Serve

10 Changing Healthcare Landscape Established leader in new healthcare marketplace TODAY TODAY’S MARKETPLACE MARKETPLACE OF THE FUTURE Traditional Group Practices Comprehensive Provider Groups Partnering With Health Systems to Build Solutions Limited Quality Management Infrastructure Scaled Businesses with Data-Driven Quality & Proven Outcomes Fragmented Single-Specialty Focus Differentiated & Trusted Multi-Specialty Provider Fee-for-Service Value-Based Care Models Providing Improved Outcomes, Efficiency & Experiences

1 ED / Hospitalist Anesthes-iology Children’s Services Radiology Surgery Center Post-Acute Medical Transport Differentiated suite of clinical NETWORK solutions Source: Company filings and management estimates as of 5/31/2016. Notes: (1) Actual LTM as of 3/31/16 business mix unless otherwise noted; TeamHealth based on Q1 2016 business mix applied to LTM revenue, pro forma for IPC acquisition; Mednax based on FY 2015 business mix applied to LTM revenue. 11 $1.0bn LTM Business Mix(1) $8.5bn $3.1bn Other Maternal Anest. Other ED and Hosp. $3.8bn $4.5bn ASC $1.0bn Anest. $1.3bn ASC $1.3bn Trans-port $2.0bn ED and Hosp. $3.0bn Other $1.0bn ASC Trusted Solutions Anest. $1.1bn Neonatal $1.3bn _____

ED / Hospitalist Anesthesiology Radiology Children's Services ASC Post Acute Medical Transport 7% 86% 7% 6% 8% 86% 95% 3% 2% 79% 20% 1% 82% 14% 99% <1% 90% 10% 12 GROWTH CATALYST Source: Public filings, Wall Street Research and company management presentations. Emergency Department & Hospitalist Services Medical Transportation Ambulatory Surgery Services Anesthesiology Services $41bn $18bn $13bn $20bn $6bn $18bn Children’s Services Radiology / Tele-radiology Services Total Annual Expenditures Other National Providers $180 billion highly fragmented addressable marketS Post Acute $64bn 4%

13 NATIONAL presence Notes: (1) Location and contract count based on combined ASC locations, hospital department contracts by specialty, and county-level contracts for medical transportation services. >2,300 Locations and Contracts(1) 48 States 780 Hospitals AMSURG EVHC AMSURG EVHC Combined Presence Locations Market Presence (MSA) Enhanced Footprint aligns with partners to build high performing clinical networks

14 Significant greenfield and cross-sell opportunities 3,077 Target Hospitals Expansion Opportunities (75%) Current Hospitals Served (25%) Total Market Opportunity There are ~5,200 hospitals in the US Emergency Medicine opportunity Sheridan has ~200 hospital contracts Only 32% have Sheridan/EmCare emergency presence Emergency medicine cross-sell opportunity at more than 130 hospitals Greenfield opportunity in ~2,300 hospitals significant cross-sell opportunities across continuum Sheridan EmCare National Players Other Local Hospital managed Capitalize on significant first mover advantage 16 46 58 6 40 28 96 19 238 162 74 35 Anesthesia opportunity EmCare has ~625 hospital contracts Only 17% have Sheridan/EmCare anesthesia presence Anesthesia cross-sell opportunity at more than 500 hospitals 2,137 2,297 780

15 Leaders with Track Record of Success Targeted Integration Plan Commitment to Execution Continuity of Management Proven execution in transformational combinations Strongest combination of talent and practices Near-Term Focus Areas Corporate overhead Alignment of emergency and anesthesia Focus on Creating a Strong Culture Combination of two provider-centric organizations Shared values of building a patient-focused company Track Record of Successful M&A Since 2010, Envision and AMSURG have successfully deployed approximately $6 billion for acquisitions Demonstrated track record of synergy realization Differentiated organic growth strategy Delivering Financial Results Each management team has delivered long-term growth in revenues and earnings Standalone 3 year net revenue CAGRs of > 20% Standalone 3 year Adjusted EBITDA CAGRs of > 15% Bill Sanger Exec Chairman of New Envision 15 years with Envision Chris Holden President & CEO of New Envision 8 years with AMSURG Claire Gulmi Chief Financial Officer Randy Owen President of Ambulatory Services Robert Coward President of Physician Services

16 Adding value for key stakeholders Health Systems Providers Payors Patients Shareholders Employees Trusted, Performance Driven, Strategic Partner National Footprint for Innovative, Value-Based Solutions Improved Quality, Outcomes and Efficiency Accelerated Growth Highly Engaged Workforce Helping Providers Improve, Adapt and Grow

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